Exhibit 10.3
ORION S.A.
2025 Director Restricted Share Award Notice of Grant

PARTICIPANT NAME:
PARTICIPANT ID:
GRANT DATE:

NUMBER OF RESTRICTED SHARES:1

We are pleased to inform you that, pursuant to the resolution of the Annual General Meeting of Orion S.A. held on _____ (“AGM”), you have been made an award of restricted shares, subject to the terms and conditions set forth in the attached Award Agreement.
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1 Note to Draft: Number of restricted shares equals one-hundred-thirty-seven-thousand-five-hundred ($137,500) USD divided by the closing price of the Company’s common stock on the NYSE on _____.

Exhibit 10.3

ORION S.A.
Non-Employee Director Restricted Share Award Agreement

This Restricted Share Award Agreement (this “Agreement”) is entered into by and between Orion S.A. (the “Company”) and you (the “Participant”) pursuant and subject to the resolution of the Annual General Meeting of Orion S.A. held on ________ (“AGM”). All capitalized terms not defined in this Agreement shall have the meaning stated in the Director Plan. If there is any inconsistency or conflict between the terms of this Agreement and the terms of the Director Plan, the terms of the Director Plan shall control and govern unless this Agreement expressly states that an exception to the Director Plan is being made.
1.Grant of Restricted Shares. On the terms and conditions set forth below, the Company hereby grants to the Participant the number of Shares set forth in the Notice of Grant (such number of Shares, the “Restricted Shares”).
2.Vesting; Settlement.
(a)The Restricted Shares are subject to forfeiture until they vest. The Restricted Shares will vest and become non-forfeitable on the day prior to the 2026 Annual General Meeting (the “Scheduled Vesting Date”), subject to the Participant’s service as a member of the Company’s Board of Directors through the Scheduled Vesting Date.
(b)Unless otherwise determined by the Committee, any Restricted Shares shall vest and become non-forfeitable on the occurrence of a Change in Control (the earliest to occur of the Scheduled Vesting Date or the date a Change in Control occurs, the “Vesting Date”).
(c)Upon vesting, restrictions on each Restricted Share shall lapse and if the Restricted Shares are certificated as set forth in Section 2.5.1 of the Director Plan, such certificate will be registered in the Participant’s name and delivered to Participant as soon as administratively feasible after the Vesting Date and in no event later than 30 days following the Vesting Date (the date the Restricted Shares are so settled, the “Delivery Date”).
3.Forfeiture. If the Participant ceases to serve as a member of the Company’s Board of Directors at any time prior to the Vesting Date for any reason, the Restricted Shares shall, and any accrued but unpaid dividends that are at the time subject to restrictions set forth herein shall, be forfeited and returned to the Company without consideration.

Exhibit 10.3

4.Rights as a Stockholder; Dividends.
(a)From and after the Grant Date and for so long as the Restricted Shares are held by or for the benefit of the Participant, the Participant shall have all the rights of a shareholder of the Company with respect to the Restricted Shares, including but not limited to the right to receive dividends and the right to vote such Restricted Shares, in accordance with Section 2.5.2 of the Director Plan.
(b)Notwithstanding the foregoing, any dividends that are to be paid in respect of Restricted Shares during the period from the Grant Date until the Vesting Date shall accrue and be paid on the Delivery Date, or promptly thereafter unless the Restricted Shares are earlier forfeited in accordance with Section 3.
5.Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, the Restricted Shares will be adjusted as contemplated by Section 1.6.3 of the Director Plan.
6.Disposition or Pledge of Restricted Shares.
(a)The Participant may not dispose (including pledge and otherwise encumber) of any unvested Restricted Shares, unless the Participant requests to do so in writing and the Committee consents to same in writing. The same applies to any transactions which, from an economic perspective, are similar to a disposition of unvested Restricted Shares.
(b)The Committee's consent to a disposal by a Participant to a legal entity controlled and solely represented by such Participant or to a member of his/her family shall not unreasonably be withheld.
7.Compliance with Securities Laws. The Company will not be required to deliver any certificates in respect of Restricted Shares pursuant to this Agreement, if, in the discretion of the Committee (or its delegate), such issuance would violate any applicable securities laws or stock exchange and other regulatory requirements. Prior to the vesting of or issuance of any certificates in respect of Restricted Shares pursuant to this Agreement, the Company may require that the Participant (or the Participant’s legal representative upon the Participants’ death or Disability, as applicable) enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable laws or with this Agreement.
8.Amendment. This Agreement may be amended by the Committee at any time, provided that, except as otherwise provided in the Director Plan, no such amendment, without the written consent of the Participant, shall materially adversely impair the rights of the Participant granted hereunder.

Exhibit 10.3

9.Miscellaneous.
(a)Headings. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.
(b)Entire Agreement. This Agreement, the Notice of Grant and the Director Plan contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersede any prior arrangements or understandings with respect thereto, written or oral. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement, including the Director Plan and any and all attachments hereto.
(c)Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent and distribution.
(d)Repatriation. If the Participant is resident outside of the United States, the Participant agrees as a condition of the grant of the Restricted Shares to repatriate all payments attributable to the Restricted Shares acquired under the Director Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Restricted Shares once vested) if required by and in accordance with local foreign exchange rules and regulations in the Participant’s country of residence. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with local laws, rules and regulations in the Participant’s country of residence. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence.
(e)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.
(f)CONSENT TO JURISDICTION. BY ACCEPTING THIS AWARD, THE PARTICIPANT EXPRESSLY AND IRREVOCABLY AGREES TO SUBMIT TO THE EXCLUSIVE

Exhibit 10.3

JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, U.S.A. IN RESPECT
OF ANY MATTER HEREUNDER. This includes any action or proceeding to compel arbitration or to enforce an arbitration award.
10.Severability. The invalidity or unenforceability of any provision of the Director Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Director Plan or this Agreement.
11.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Restricted Shares by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Director Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
12.Employee Data Privacy. The Participant hereby explicitly consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Director Plan. The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Restricted Shares or any other entitlement, for the purpose of implementing, administering, and managing the Director Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting the Company in the implementation, administration, and management of the Director Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local Human Resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Director Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Restricted Shares or Shares acquired. The Participant understands that Data will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Director Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local Human Resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Director Plan (and may result in the forfeiture of unvested Restricted Shares). For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Company’s General Counsel or head of Human Resources.

Exhibit 10.3

13.Acceptance. The Participant hereby acknowledges receipt of a copy of the Director Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Director Plan and this Agreement. The Participant acknowledges that there may be tax consequences upon the vesting or disposition of the Restricted Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
IN WITNESS WHEREOF, this Agreement has been executed by the Company and accepted by the Participant, effective as of the date first above written.

ORION S.A.

Name:
Title: